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                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 13, 1996, on our audits of the financial statements and financial statement schedule of AXENT Technologies, Inc., as of December 31, 1994 and 1995 and for each of the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


                                                 Coopers & Lybrand L.L.P.

Washington, D.C.
February 25, 1997